July 2015 Issuer Free Writing Prospectus Registration Statement No. 333-204908 Dated July 31, 2015 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in Commodities

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$● Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Principal at Risk Securities

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a monthly contingent payment with respect to each monthly determination date on which the closing level of the underlying index is equal to or greater than 80.00% of the initial level, which we refer to as the downside threshold level. In addition, if the closing level of the underlying index is equal to or greater than the call threshold level on any determination date, the securities will be subject to early redemption or repaid at maturity, as applicable, for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment for that month. However, if on any determination date the closing level of the underlying index is less than the call threshold level, the securities will not be subject to early redemption and if the closing level is less than the downside threshold level, you will not receive any contingent payment for that monthly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final level of the underlying index is less than the downside threshold level on the final determination date, UBS will pay you a cash payment that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index over the term of the securities, and in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying index and a decline beyond the downside threshold level of the underlying index will result in few or no contingent payments and/or a loss of some and, in extreme situations, all of your initial investment. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above market rate in exchange for the risk of receiving no interest over the entire approximately 6 month term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying index:	S&P GSCI™ Crude Oil Excess Return Index (Bloomberg Ticker: “SPGCCLP”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately July 31, 2015
Original issue date:	Approximately August 5, 2015 (3 business days after the pricing date)
Maturity date:	February 3, 2016 subject to postponement for a market disruption event and as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the determination dates other than the final determination date, the closing level of the underlying index is equal to or greater than the call threshold level, the securities will be subject to early redemption and we will pay the early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

▪    If the closing level of the underlying index is equal to or greater than the downside threshold level on any determination date, we will pay a monthly contingent payment of $15.00 (equivalent to 18.00% per annum of the stated principal amount) per security on the related contingent payment date.

▪    If the closing level of the underlying index is less than the downside threshold level on any determination date, we will not pay a contingent payment with respect to that determination date.

Determination dates:	August 31, 2015, September 30, 2015, November 2, 2015, November 30, 2015, December 31, 2015, and January 29, 2016, subject to postponement for non-trading days and a market disruption event, as described under “General Terms of the Securities — Market Disruption Events”, “— Determination Dates” and “— Final Determination Date” in the accompanying product supplement. We also refer to January 29, 2016 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the monthly contingent payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	▪ If the final level is equal to or greater than the downside threshold level:	(i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date
	▪ If the final level is less than the downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return. Under these circumstances, you will lose more than 20%, and possibly all, of your investment in the securities.

Underlying return:	The quotient, expressed as a percentage of the following formula: Final Level – Initial Level Initial Level
Call threshold level:	•, which is equal to 100.00% of the initial level
Downside threshold level:	•, which is equal to 80.00% of the initial level
Initial level:	•, which is equal to the closing level of the underlying index on the pricing date
Final level:	The closing level of the underlying index on the final determination date
CUSIP:	90270KFL8
ISIN:	US90270KFL89
Listing:	The securities will not be listed on any securities exchange.
Calculation Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	0.75%(a)	98.75%
+ 0.50%(b)
1.25%
Total	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $12.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $7.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $970.00 and $984.00 for securities based on the performance of the S&P GSCI™ Crude Oil Excess Return Index. The range of the estimated initial value of the securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “—Limited or no secondary market and secondary market price considerations” on pages 10 and 11 of this free writing prospectus.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated July 31, 2015	Prospectus dated June 12, 2015

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

▪	Index Supplement dated June 12, 2015

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

▪	Product Supplement dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515272432/d84190d424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015, references to the “index supplement” mean the UBS index supplement, dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Contingent Income Auto-Callable Securities”, dated July 31, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

July 2015	Page 2

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Investment Summary

The Contingent Income Auto-Callable Securities due on or about February 3, 2016 based on the performance of the S&P GSCI™ Crude Oil Excess Return Index, which we refer to as the securities, provide an opportunity for investors to earn a monthly contingent payment, which will be an amount equal to $15.00 (equivalent to 18.00% per annum of the stated principal amount) per security, with respect to each monthly determination date on which the closing level is equal to or greater than 80.00% of the initial level, which we refer to as the downside threshold level. The contingent payment, if any, will be payable monthly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing level of the underlying index could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing level is equal to or greater than the call threshold level on any of the determination dates other than the final determination date, the securities will be subject to early redemption for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date. If the securities have not been subject to early redemption and the final level is equal to or greater than the downside threshold level, the payment at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise due on the maturity date. However, if the securities have not been subject to early redemption and the final level is less than the downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return. In this scenario, the payment at maturity will be less than 80.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing some and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying index.

July 2015	Page 3

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a monthly contingent payment equal to $15.00 (equivalent to 18.00% per annum of the stated principal amount) per security, with respect to each monthly determination date on which the closing level or the final level, as applicable, is equal to or greater than 80.00% of the initial level, which we refer to as the downside threshold level. The securities may be subject to early redemption for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the applicable contingent payment, and your return on the securities will vary depending on the closing level or final level, as applicable, as follows:

Scenario 1

On any of the determination dates other than the final determination date, the closing level is equal to or greater than the call threshold level.

▪    The securities will be subject to early redemption for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.

▪    Investors will not participate in any appreciation of the underlying index from the initial level.

Scenario 2

The securities are not subject to early redemption and the final level is equal to or greater than the downside threshold level.

▪    The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date.

▪    Investors will not participate in any appreciation of the underlying index from the initial level.

Scenario 3

The securities are not subject to early redemption and the final level is less than the downside threshold level.

▪    The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return.

▪    Investors will lose some and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose some and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

July 2015	Page 4

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index or the light sweet crude oil (WTI) futures contracts comprising the underlying index (the “index constituents”).

▪	You believe the closing level of the underlying index will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).

▪

You understand and accept that you will not participate in any appreciation in the level of the underlying index and that any potential positive return is limited to the monthly contingent payments specified in the final pricing supplement.

▪	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

▪	You would be willing to invest in the securities based on the contingent payment specified on the cover hereof.

▪	You do not seek guaranteed current income from this investment.

▪	You fully understand the risks associated with an investment in commodity futures contracts generally, and light sweet crude oil (WTI) futures contracts specifically.

▪

You are willing to invest in securities that may be subject to early redemption and you are otherwise willing to hold such securities to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the securities.

▪

You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

▪

You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying index or the index constituents.

▪

You believe that the closing level of the underlying index will decline during the term of the securities and is likely to close below the downside threshold level on the determination dates (including the final determination date).

▪	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.

▪	You cannot tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

▪	You would be unwilling to invest in the securities based on the contingent payment specified on the cover hereof.

▪	You seek guaranteed current income from this investment.

▪	You do not fully understand the risks associated with an investment in commodity futures contracts generally, and light sweet crude oil (WTI) futures contracts specifically.

▪

You are unable or unwilling to hold securities that may be subject to early redemption, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 6 months, or you seek an investment for which there will be an active secondary market for the securities.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

July 2015	Page 5

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing level and (2) the final level.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

July 2015	Page 6

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial level:	230.00
Hypothetical Call Threshold Level:	230.00, which is equal to 100% of the initial level
Hypothetical Downside Threshold Level:	184.00, which is 80.00% of the initial level
Hypothetical Monthly Contingent Payment:	$15.00 (equivalent to 18.00% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000 per security

In Examples 1 and 2 the closing level of the underlying index fluctuates over the term of the securities and the closing level of the underlying index is equal to or greater than the hypothetical call threshold level of 230.00 on one of the first five determination dates. Because the closing level is equal to or greater than the call threshold level on one of the first five determination dates, the securities are subject to early redemption following the relevant determination date. In Examples 3 and 4, the closing level on each of the first five determination dates is less than the call threshold level, and, consequently, the securities are not subject to early redemption and remain outstanding until maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount
#1	230.00	—*	$1,015.00	200.00	$15.00	N/A
#2	N/A	N/A	N/A	180.00	$0	N/A
#3	N/A	N/A	N/A	276.00	—*	$1,015.00
#4	N/A	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing level is equal to or greater than the call threshold level and the securities are subject to early redemption as a result.

▪

In Example 1, the securities are subject to early redemption following the first determination date as the closing level on the first determination date is equal to or greater than the call threshold level. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $1,000.00 + $15.00 = $1,015.00

In this example, the early redemption feature limits the term of your investment to approximately 1 month and you may not be able to reinvest at comparable terms or returns. If the securities are subject to early redemption, you will receive no further monthly contingent payments. Your total return per security in this example is $1,015.00 (a 1.50% total return on the securities).

▪

In Example 2, the securities are subject to early redemption following the third determination date as the closing level on the third determination date is greater than the call threshold level. As the closing level on the first determination date is greater than the downside threshold level, you receive the contingent payment of $15.00 with respect to such determination date. Following the third determination date, you receive an early redemption amount of $1,015.00, which includes the monthly contingent payment with respect to the third determination date.

July 2015	Page 7

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to early redemption, you will receive no further monthly contingent payments. Further, although the underlying index has appreciated by 20% from its initial level on the third determination date, you only receive $1,015.00 per security and do not benefit from such appreciation. When added to the contingent payments of $15.00 received in respect of prior determination dates, UBS will have paid you a total of $1,030.00 per security for a 3.00% total return on the securities.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount
#1	180.00	$0	N/A	180.00	$0	N/A
#2	150.00	$0	N/A	150.00	$0	N/A
#3	160.00	$0	N/A	160.00	$0	N/A
#4	120.00	$0	N/A	120.00	$0	N/A
#5	100.00	$0	N/A	100.00	$0	N/A
Final Determination Date	161.00	—*	N/A	207.00	—*	N/A
Payment at Maturity	$700.00			$1,015.00
*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final level.

▪

In Example 3, the closing level of the underlying index remains less than the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final level is less than the downside threshold level, you are fully exposed to the decline in the closing level of the underlying index. Your payment at maturity is calculated as follows:

▪	$1,000.00 + ($1,000.00 × Underlying Return)

= $1,000.00 + ($1,000.00 × -30%)

= $700.00

In this example, because the final level of the underlying index represents a 30% decline from the initial level, your payment at maturity is significantly less than the stated principal amount. Your total return per security in this example is $700.00 (a 30.00% loss on the securities).

▪

In Example 4, the closing level of the underlying index decreases to a final level of 207.00. Although the final level is less than the call threshold level, because the final level is equal to or greater than the downside threshold level, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $15.00 = $1,015.00

In this example, although the final level represents a 10.00% decline from the initial level, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $1,015.00 per security at maturity. Your total return per security in this example is $1,015.00 (a 1.50% total return on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not subject to early redemption, you may lose some, and in extreme situations, all of your initial investment. Specifically, if the securities are not subject to early redemption and the final level is less than the downside threshold level, UBS will pay you a cash payment that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index over the term of the securities. In this scenario, you may lose some and, in extreme situations, or all of your initial investment.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

July 2015	Page 8

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪

The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the stated principal amount at maturity. Instead, if the securities have not been subject to early redemption and if the final level is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlying index, as compared to the initial level, on a 1 to 1 basis and you will receive for each security that you hold at maturity a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return. In this scenario, your payment at maturity will be less than 80.00% of the stated principal amount and could be zero.

▪

Contingent repayment of stated principal amount only at maturity. If your securities are not subject to early redemption, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the downside threshold level.

▪

You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of the underlying index on any determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of the underlying index is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

▪

Your potential return on the securities is limited and you will not participate in any appreciation of the underlying index. Investors will not participate in any appreciation in the closing level of the underlying index from the initial level, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing level or the final level is equal to or greater than the downside threshold level. It is possible that the closing level of the underlying index could be less than the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪

Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the final level of the underlying index could be less than the downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are fixed amounts, an underlying index’s volatility can change significantly over the term of the securities. The level of the underlying index for your securities could fall sharply, which could result in a significant loss of some of some or all of your initial investment.

▪

Reinvestment risk. The securities will be subject to early redemption if the closing level of the underlying index is equal to or greater than the call threshold level on any determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of the underlying index is less than the call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. Because the securities could be subject to early redemption, the term of your investment may be limited. In the event that the securities are subject to early redemption, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

▪

Credit risk of UBS. The securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

▪

Market risk. The return on the securities, which may be positive or negative, is directly linked to the performance of the underlying index, and indirectly linked to the index constituents. Changes in the prices of the index constituents result over time from the interaction of many factors directly or indirectly affecting economic and political conditions such as the expected volatility of the price of light sweet crude oil (WTI), and of the prices of exchange-traded futures contracts for the purchase or delivery of light sweet crude oil (WTI) and a

July 2015	Page 9

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

variety of economic, financial, political, regulatory or judicial events. These factors may affect the level of the underlying index and the market value of the securities. You, as an investor in the securities, should make your own investigation into the respective underlying index, and the merits of an investment linked to it.

▪

The securities are not regulated by the Commodity Futures Trading Commission (the “CFTC”). An investment in the securities does not constitute either an investment in futures contracts, options on futures contracts, or commodity options and therefore you will not benefit from the regulatory protections attendant to CFTC regulated products. This means that the securities are not traded on a regulated exchange and issued by a clearinghouse. See “— There may be little or no secondary market for the securities” below. In addition, the proceeds to be received by UBS from the sale of the securities will not be used to purchase or sell any commodity futures contracts, options on futures contracts or options on commodities for your benefit. Therefore an investment in the securities does not constitute a collective investment vehicle that trades in these instruments. An investment in a collective investment vehicle that invests in these instruments often is subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator.

▪

Trading in futures contracts is subject to legal and regulatory regimes that may change in ways that could adversely affect the return on the securities. The regulation of commodity transactions in the U.S. is subject to ongoing modification. It is not possible to predict the effect of any future legal or regulatory action relating to futures contracts, but any such action could cause unexpected volatility and instability in commodity markets with a substantial and adverse effect on the performance of the underlying index and, consequently, on the value of the securities.

▪	Fair value considerations.

¡

The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying index, the volatility and global supply and demand of the index constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

¡

The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your

July 2015	Page 10

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index and index constituents; the volatility of the underlying index and index constituents; the dividend rate paid on any index constituent stocks, if applicable; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

▪

Owning the securities is not the same as purchasing, or taking short positions in, light sweet crude oil (WTI) or certain other related contracts directly. The return on your securities will not reflect the return you would realize if you had actually purchased or took a short position in light sweet crude oil (WTI) directly, or any exchange-traded or over-the-counter instruments based on light sweet crude oil (WTI). You will not have any rights that holders of such assets or instruments have. Even if the level of the underlying index moves favorably during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the level of the underlying index to move favorably while the market value of the securities declines.

▪

No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the closing level of the underlying index will rise or fall. The closing level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying index. You should be willing to accept the downside risks of owning equities in general and the underlying index in particular, and to assume the risk that, if the securities are not subject to early redemption, you may lose some and, in extreme situations, all of your initial investment.

▪

The securities offer exposure to futures contracts and not direct exposure to physical commodities. The underlying index is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that is linked to commodity spot prices.

▪

Prices of commodities and commodity futures contracts are highly volatile and may change unpredictably. Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event.

July 2015	Page 11

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the underlying index and, as a result, the market value of the securities, and any payments you may receive in respect of the securities.

▪

The underlying index reflects price return of the index constituents, not total return. The return on the securities is based on the performance of the underlying index, which reflects the returns that are potentially available through an unleveraged investment in the index constituents. It does not reflect returns that could be earned on funds committed to the trading of the index constituents or the physical commodities (or their spot prices). The return on the securities will not include a total return feature or interest component that may be applicable to such a fund.

▪

The underlying index may be more volatile than a broader commodities index linked to more than a single commodity. Because the underlying index is comprised entirely of light sweet crude oil (WTI) futures contracts, the underlying index may be more volatile and susceptible to price fluctuations than a broader commodities index that is more representative of the economy and commodity markets as a whole. Price volatility in light sweet crude oil (WTI) futures contracts will have a greater impact on the underlying index than it would on a less concentrated index comprised of more than one commodity.

▪

Changes in supply and demand in the market for light sweet crude oil (WTI) futures contracts may adversely affect the value of the securities. The securities are directly linked to the performance of the underlying index, and indirectly linked to the value of the light sweet crude oil (WTI) futures contracts comprising the underlying index. Futures contracts are legally binding agreements for the buying or selling of a certain commodity at a fixed price for physical settlement on a future date. Commodity futures contract prices are subject to similar types of pricing volatility patterns as may affect the specific commodities underlying the futures contracts, as well as additional trading volatility factors that may impact futures markets generally. Moreover, changes in the supply and demand for commodities, and futures contracts for the purchase and delivery of particular commodities, may lead to differentiated pricing patterns in the market for futures contracts over time. For example, a futures contract scheduled to expire in the first nearby month may experience more severe pricing pressure or greater price volatility than the corresponding futures contract scheduled to expire in a later month. Because the closing level of the underlying index is generally scheduled to be determined by reference to the first or second nearby expiring light sweet crude oil (WTI) futures contract for each interest review date and autocall review date, the value of the securities may be less than would otherwise be the case if the closing level of the underlying index had been determined by reference to the corresponding futures contract scheduled to expire in a more favorable month for pricing purposes.

▪

Suspension or disruptions of market trading in commodities and related futures may adversely affect the value of the securities. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the price of the underlying index and, therefore, the value of the securities.

▪

The securities may be subject to certain risks specific to light sweet crude oil (WTI) as a commodity. Light sweet crude oil (WTI) is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above and in the product supplement and the prospectus, the securities may be subject to a number of additional factors specific to energy-related commodities that might cause price volatility. These may include, among others:

¡	changes in the level of industrial and commercial activity with high levels of energy demand;

¡	disruptions in the supply chain or in the production or supply of other energy sources;

¡	price changes in alternative sources of energy;

¡	adjustments to inventory;

¡	variations in production and shipping costs;

¡	costs associated with regulatory compliance, including environmental regulations; and

¡	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the closing level of the underlying index, and the market value of the securities linked to the underlying index, may offset or enhance the effect of another factor.

July 2015	Page 12

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

▪

Policies of the S&P Dow Jones Indices LLC (the “index sponsor”) and changes that affect the underlying index could affect whether your securities are subject to an early redemption, any amounts payable on your securities at maturity and/or the market value of your securities. The underlying index is calculated, maintained and published daily by the index sponsor in accordance with a prescribed methodology. However, the index sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of the index methodology. The policies and decisions of the index sponsor concerning the calculation of the underlying index and the contracts comprising the underlying index could affect the level of the underlying index and, therefore, whether any contingent payment (including any previously unpaid contingent payment) is payable to you on any determination date, whether your securities are subject to an early redemption, any amounts payable on your securities at maturity and/or the market value of your securities. The securities could also be affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the underlying index, or if the index sponsor discontinues or suspends calculation or publication of the underlying index, in which case it may become difficult or inappropriate to determine the market value of your securities. If such policy changes relating to the underlying index or discontinuance or suspension of calculation or publication of the underlying index occur, the calculation agent will have discretion in determining the closing level or final level, as applicable of the underlying index on the determination date(s) or final determination, as applicable, and the amount payable on your securities.

▪

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the offering of the securities in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of your securities.

▪

Changes in law or regulations relating to commodity futures contracts could adversely affect the market value of, and the amounts payable on, the securities. Futures contracts and options on futures contracts are subject to extensive regulations and the regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. The effect on the value of the securities of any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, is impossible to predict, but may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such effects could be substantial and adverse to the interests of holders of the securities and may affect the amounts payable on and the value of the securities.

▪

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying index or index constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or index constituents may adversely affect the performance and, therefore, the market value of the securities.

▪

Potential UBS impact on price. Trading or transactions by UBS or its affiliates in any index constituents and/or over the counter options, futures or other instruments with return linked to the performance of the underlying index or the index constituents, may adversely affect the levels of the underlying index and, therefore, the market value of the securities

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial level and the final level and whether the closing level of the underlying index on any determination date is equal to or greater than the call threshold level or is less than the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are subject to early redemption. The calculation agent can postpone the determination of the closing level or final level of the underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on a determination date. As UBS determines the economic terms of the securities, including the contingent payment, call threshold level and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

▪

Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index to which the securities are linked.

July 2015	Page 13

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your own tax situation.

July 2015	Page 14

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Information about the Underlying Index

S&P GSCI™ Crude Oil Excess Return Index

The following is a description of the S&P GSCI™ Crude Oil Excess Return Index (the “underlying index”), including, without limitation, its composition, weighting and method of calculation. The information in this description has been taken from (i) publicly available sources and (ii) the handbook “S&P GSCI Methodology” (a document available publicly on the S&P Dow Jones Indices LLC’s (“S&P”) website at http://us.spindices.com/indices/commodities/sp-gsci-crude-oil), which is summarized but not incorporated by reference herein. Such information reflects the policies of and is subject to change at any time by S&P. UBS has not independently verified information from publicly available sources. You, as an investor in the Notes, should make your own investigation into the underlying index.

S&P has no obligation to continue to publish the underlying index and may discontinue publication of the underlying index at any time in its sole discretion.

Overview of the Underlying Index

The S&P Dow Jones Indices Commodity Index (known under the proprietary name “S&P GSCI™”) is a composite index of commodity-sector returns that is calculated, maintained and published daily by S&P and is designed to be a measure of commodity market performance over time. The S&P GSCI™ Crude Oil Excess Return Index is a single-component sub-index version of the S&P GSCI™ and is designed to be a benchmark for investment performance in the crude oil market over time. As presently constituted, the only contracts comprising the underlying index are light sweet crude oil (WTI) futures contracts traded on the New York Mercantile Exchange (the “NYMEX”).

The underlying index is calculated using the NYMEX-traded light sweet crude oil (WTI) futures contract with the closest expiration date (the “front-month contract”). The front-month contract expires each month on the third business day prior to the 25th calendar day of the month, or if the 25th calendar day of the month is not a business day, the third business day prior to the last business day preceding the 25th calendar day of the month. In the event that the official NYMEX holiday schedule changes subsequent to the listing of a front-month contract, the originally listed expiration date shall remain in effect. In the event that the originally listed expiration day is declared a holiday, expiration will move to the business day immediately prior. This means that the futures contract included in the underlying index changes each month. Because the underlying index is designed to replicate the actual market performance of light sweet crude oil (WTI), the calculation of the underlying index takes into account the fact that a person holding positions in the front-month contract would need to roll such positions forward as they approach settlement or delivery. Moreover, because the rolling of actual positions in a contract on a single day could be difficult to implement or, if completed on a single day, could have an adverse impact on the market, such rolling would most likely take place over a period of several days. For these reasons, the methodology for calculating the underlying index includes a roll period, which is designed to replicate the rolling of actual positions in the contract, that takes place over a five business day period commencing on the fifth business day of the month.

During the roll period, the underlying index gradually reduces the weighting of the front-month contract and increases the weighting of the contract with the next closest expiration date (the “next-month contract”). Therefore, on the first day of the roll period, the front-month contract represents 80% and the next-month contract represents 20% of the underlying index, and on the fifth day of the roll period (i.e., the ninth business day of the month) the next-month contract represents 100% of the underlying index. Over time, this monthly roll-over leads to the inclusion of different individual light sweet crude oil (WTI) crude oil futures contracts in the underlying index.

Value of the Underlying Index

The underlying index is calculated in accordance with the methodology of the S&P GSCI™ and is derived by reference to the price levels of the light sweet crude oil (WTI) futures contracts included in the S&P GSCI™ as well as the discount or premium obtained by rolling hypothetical positions in such contracts forward as they approach delivery.

The closing level of the underlying index on any S&P GSCI™ business day is equal to the product of (i) the closing level of the underlying index on the immediately preceding S&P GSCI™ business day multiplied by (ii) one plus the contract daily return on the S&P GSCI™ business day on which the calculation is made.

The “contract daily return” is equal to the sum of the daily contract reference prices multiplied by the contract production weight and the appropriate roll weight, divided by the total dollar weight of the underlying index on the preceding S&P GSCI™ business day, minus one.

The “daily contract reference price” is the price of the relevant contract that is used as a reference or benchmark by market participants. The value of the underlying index will be calculated using the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant calculation.

July 2015	Page 15

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

The “contract production weight” is derived from the average world production of the relevant commodity, and is calculated based on the total quantity traded for the relevant futures contract and the world production average of the relevant commodity. The contract production weight is designed so that the S&P GSCI™ and its sub-indices reflect the relative significance of each of the constituent commodities to the world economy, while limiting eligible futures contracts to those with adequate liquidity.

The “roll weight” of a futures contract reflects the fact that the position in the futures contract must be liquidated or rolled forward into a more distant contract expiration as it approaches expiration. On each day of the roll period, the roll weight of the front-month contract and the next-month contract into which the underlying index is rolled are adjusted, so that the hypothetical position in the contract that is included in the underlying index is gradually shifted from the front-month contract to the next-month contract. If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

▪	no daily contract reference price is available for a given contract expiration;

▪	any such price represents the maximum or minimum price for such contract month, based on trading facility price limits (referred to as a “limit price”);

▪

the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time. In that event, the S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the S&P will revise the portion of the roll accordingly; or

▪	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

The “total dollar weight” of the underlying index on any S&P GSCI™ business day is equal to the product of (i) the daily contract reference price multiplied by (ii) the appropriate contract production weight and roll weights on such day. “S&P GSCI™ business day” means a day on which the indices are calculated, as determined by the NYSE Euronext Holiday & Hours schedule.

Information on the underlying index is available from Bloomberg on page SPGCCLP INDEX<GO> and from Reuters on page SPGSCLP. The underlying index information is also available on the Bloomberg website: http://www.bloomberg.com (Select “COMMODITIES” from the drop-down menu entitled “Market Data”).

For further information on the S&P GSCI™ and the underlying index, including their methodologies, investors can go to http://us.spindices.com/indices/commodities/sp-gsci-crude-oil.

The Index Committee and Commodity Index Advisory Panel

S&P has established a committee (the “index committee”), which is comprised of full-time professional members of S&P staff, to oversee the daily management and operations of the S&P GSCI™ and the underlying index, and is responsible for all analytical methods and calculations with respect to the S&P GSCI™ and its sub-indices, including the underlying index. At each meeting, the index committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting commodities, or other matters.

S&P has established an advisory panel (the “commodity index advisory panel”) to assist it in connection with the operation of the underlying index. The commodity index advisory panel meets on an annual basis and at other times at the request of the index committee. The principal purpose of the commodity index advisory panel is to advise the index committee with respect to, among other things, the calculation of the S&P GSCI™ and its sub-indices, the effectiveness of the indices as a measure of commodity market performance and the need for changes in the composition or methodology of the S&P GSCI™ or its sub-indices. The commodity index advisory panel acts solely in an advisory and consultative capacity; the index committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™ and its sub-indices, including the underlying index. Also, certain members of the commodity index advisory panel may be affiliated with entities which, from time to time, may have investments linked to the underlying index, either through transactions in the contracts included in the underlying index, futures contracts on the underlying index or derivative products linked to the underlying index.

July 2015	Page 16

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Index Composition

In order to be included in the underlying index for a given year, the relevant light sweet crude oil (WTI) contract must satisfy the general eligibility requirements for S&P GSCI™, which consist of the following:

General Eligibility Requirements:

▪	The contract must be on a physical commodity and may not be a financial commodity (e.g., securities, currencies, interest rates, etc.).

▪	The contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified time period, in the future;

▪	The contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

▪

The exchange, facility or platform on which the contract is traded must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the underlying index that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods;

▪	The contract must be denominated in U.S. dollars;

▪

The contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development during the relevant annual calculation period or interim calculation period;

▪	The daily contract reference prices for such contract generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion;

▪

At and after the time a particular contract is included in the underlying index, the daily contract reference price for such contract must be published between 10:00 AM and 4:00 PM, Eastern Time, on each contract business day by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and S&P) on the same contract business day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one contract expiration that is five months or more from the date the determination is made, as well as for all contract expirations during such five-month period; and

▪	Volume data with respect to such contract must be available, from sources that S&P believes to be reasonably reliable.

The composition of the underlying index is reviewed on a quarterly basis during any given year. If on any monthly review date, the trading volume multiple of any designated contract is below the threshold for the relevant year, the composition of the underlying index with respect to the commodity underlying such contract will be re-determined.

Market Disruptions

Calculations and Pricing Disruptions

If the relevant trading facility opens for trading but experiences a failure or interruption of real-time prices for the relevant futures contracts, the most recent trade price (or previous settlement if the contract did not begin trading) is used for real time calculations for the affected contract. If the interruption is not resolved before the market close and the relevant exchange publishes a list of official settlement prices, those prices are used to calculate the closing level of the underlying index. If settlement prices are not available, the market disruption rules outlined in the index methodology are applied. In extreme circumstances, S&P may decide to delay index adjustments or not publish an index.

Market Disruption Events & Holidays During Roll Period

On any S&P GSCI™ business day, the occurrence of either of the following circumstances will result in an adjustment of the roll weights during the roll period according to the procedure set forth in this section:

▪	An exchange holiday occurs during a designated S&P GSCI™ business day, or

▪	The applicable daily contract reference price on such S&P GSCI™ business day is a limit price.

If either of the above events occur, the portion of the roll that would otherwise have taken place on that S&P GSCI™ business day will take place on the next S&P GSCI™ business day whereby none of the circumstances identified take place.

July 2015	Page 17

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P GSCI™ or the underlying index to track general stock market performance. S&P’s only relationship to UBS AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI™ and the underlying index, which indices are determined, composed and calculated by S&P without regard to UBS AG or the Notes. S&P has no obligation to take the needs of UBS AG or the owners of the Notes into consideration in determining, composing or calculating the S&P GSCI™ or the underlying index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF S&P GSCI™ OR THE UNDERLYING INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI™ OR THE UNDERLYING INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI™ OR THE UNDERLYING INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P GSCI™ and the underlying index are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS AG.

Information as of market close on July 30, 2015:

Bloomberg Ticker Symbol:	SPGCCLP <Index>	52 Week High (on July 30, 2014):	538.9169

Current Index Level:	234.1765	52 Week Low (on July 27, 2015):	228.7226

52 Weeks Ago (on July 30, 2014):	538.9169

July 2015	Page 18

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 3, 2011 through July 30, 2015. The closing level of the underlying index on July 30, 2015 was 234.1765. The associated graph shows the closing levels of the underlying index for each day from January 2, 2004 to July 30, 2015. The dotted lines represent a hypothetical downside threshold level of 187.3412 and a hypothetical call threshold level of 234.1765, which are equal to 80.00% and 100.00%, respectively, of the closing level on July 30, 2015. The actual downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

S&P GSCI™ Crude Oil Excess Return Index	High	Low	Period End
2011
First Quarter	607.1437	503.8268	607.1437
Second Quarter	644.4647	506.8806	533.7882
Third Quarter	556.0875	438.3955	438.3955
Fourth Quarter	567.1342	418.8559	545.2173
2012
First Quarter	601.9905	530.5137	562.3674
Second Quarter	576.7051	419.0127	458.2227
Third Quarter	529.9358	451.6967	491.8431
Fourth Quarter	493.3903	448.5244	481.9584
2013
First Quarter	511.6316	468.0970	502.6795
Second Quarter	505.8752	448.0953	495.0573
Third Quarter	572.0864	502.3888	533.9717
Fourth Quarter	543.2078	480.0819	510.6378
2014
First Quarter	545.7297	475.5971	530.6062
Second Quarter	571.2074	520.3681	563.4010
Third Quarter	563.2406	496.6154	498.5767
Fourth Quarter	497.7563	293.2265	293.2265
2015
First Quarter	290.1691	232.6960	245.1058
Second Quarter	303.8245	253.0357	289.5632
Third Quarter (Through July 30, 2015)	289.5632	228.7226	234.1765

July 2015	Page 19

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

S&P GSCI™ Crude Oil Excess Return Index — Daily Closing Levels

January 2, 2004 to July 30, 2015

July 2015	Page 20

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

This document relates only to the securities offered hereby and does not relate to the underlying index or other securities linked to the underlying index. We have derived all disclosures contained in this document regarding the underlying index from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying index.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying index.

July 2015	Page 21

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:

Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following an determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying index. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts or proceeds attributable to any contingent payment, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-42 of the accompanying product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent payment and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other index-linked securities that do not guarantee full repayment of principal.

July 2015	Page 22

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

The Internal Revenue Service (“IRS”), for example, might assert that Section 1256 of the Internal Revenue Code of 1986, as amended (the “Code”) should apply to your securities. If Section 1256 were to apply to your securities, gain or loss recognized with respect to your securities (or a portion of your securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the securities. You would also be required to mark your securities (or a portion of your securities) to market at the end of each year (i.e., recognize income as if the securities or the relevant portion of the securities had been sold for fair market value). The IRS might also assert that the securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) or that you should be required to recognize taxable gain (including ordinary income to the extent attributed to certain contingent payment) on any rebalancing or rollover of the underlying index.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” of the product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to FATCA, we currently do not intend to withhold any tax on any contingent payments made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld. Gain from the sale or exchange of a security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

July 2015	Page 23

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there may not be interest payments over the entire term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of securities should consult their tax advisors as to the U.S. federal, state, local and other tax (including non-U.S. tax) consequences to them of the purchase, ownership and disposition of the securities.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving purchases of index constituents and/or listed and/or over-the-counter options, exchange-traded funds or other instruments on the index constituents or the underlying index prior to, on or after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

July 2015	Page 24

Contingent Income Auto-Callable Securities due on or about February 3, 2016

$• Based on the Performance of the S&P GSCI™ Crude Oil Excess Return Index

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 9 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $12.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $12.50 reflecting a fixed structuring fee of $5.00 and a fixed sales commission of $7.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 8 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 10 and 11 of this free writing prospectus.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

July 2015	Page 25